DEPRINCE, RACE & ZOLLO, INC.

                                CODE OF CONDUCT

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As officers and employees of DePrince, Race & Zollo, Inc. ("DRZ"), we are retained by our clients to manage parts of their financial affairs and to represent their interests in many matters. We are keenly aware that, as fiduciaries, our clients trust us to act on their behalf, and we hold ourselves to high standards of fairness.

We expect all employees to act with integrity, competence, diligence, respect, and in an ethical manner when dealing with the public, clients, prospective clients, their employer, their fellow employees, colleagues in the investment profession, and other participants in the global capital markets.

We expect all employees to adhere to the ethical standards described in this Code of Conduct and Regulatory Compliance Manual ("Compliance Manual" or "Manual"). Simply stated, no officer or employee's interests should benefit over the account of any client. Employees must place interests of the clients and the interests of DRZ above their own interests.

We expect all persons associated with DRZ to preserve the confidentiality of information that they may obtain in the course of our business. Employees are prohibited from using such information in any way that is adverse to our clients' interests, subject to the legality of such information.

We expect our officers and employees to conduct their personal financial affairs in a prudent manner, avoiding any action that could compromise in their ability to deal objectively with our clients.

We expect employees to use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities. Employees should practice in a professional and ethical manner that will reflect credit on themselves and the profession. Employees should maintain and improve their professional competence.
Additionally, employees should promote the integrity of, and uphold the rules governing, capital markets as well as comply with applicable provisions of the federal securities laws.

You are encouraged to contact Adelbert "Bert" R. Sanchez, DRZ's Chief Compliance Officer ("CCO"), or in his absence, Kristen Hughes, Erin Katzman and/or Angela Johnston, Alternate Compliance Officer(s) ("ACO"), or Victor A. Zollo, Jr., DRZ's Co-CEO and President if you believe that changes or additions to, or deletions from, the Compliance Manual may be appropriate. In addition, please do not hesitate to contact the CCO or ACO if you feel as though any of DRZ's disclosure documents, including its Form ADV, advisory contracts or offering materials are inaccurate, incomplete or out-of-date.

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     DRZ IS COMMITTED TO FOSTERING A CULTURE OF COMPLIANCE. DRZ URGES YOU TO
     CONTACT THE CCO IF YOU BELIEVE YOU HAVE ANY REASON TO DO SO. YOU WILL NOT BE PENALIZED AND YOUR STATUS AT DRZ WILL NOT BE JEOPARDIZED FOR COMMUNICATING WITH THE CCO OR DRZ'S SENIOR MANAGEMENT. RETALIATION AGAINST ANY EMPLOYEE IS CAUSE FOR APPROPRIATE CORRECTIVE ACTION, UP TO AND INCLUDING DISMISSAL.
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You are required to complete the Code of Conduct and Regulatory Compliance
Manual Acknowledgement Form (attached herein), upon the commencement of your employment with DRZ to acknowledge and certify

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that you have received, reviewed, understand and shall comply, or have complied with, the contents of the Compliance Manual.

In addition, all DRZ employees must be aware of and comply with the following undertakings:

     o be thoroughly familiar with the policies and procedures set forth in this Manual;

     o upon the request of the CCO or ACO, provide DRZ with an initial and annual written certifi- cation that you have read and understand and will comply with, the policies and procedures set forth in this Manual and any other compliance materials distributed to you by the CCO or ACO (see APPENDIX L for the acknowledgement form);

     o notify the CCO, ACO or DRZ senior management promptly in the event you have any reason to believe that you may have failed to comply with (or become aware of another person's failure to comply with) the policies and procedures set forth in this Manual;

     o notify the CCO, or the ACO in his absence, promptly if you become aware of any practice that arguably involves DRZ in a conflict of interest with one or more DRZ-managed accounts and you are not sure whether the practice has been fully and accurately disclosed to such clients have consented to the practice;

     o cooperate to the fullest extent reasonably requested by the CCO and ACO so as to enable: (i) the CCO to discharge his respective duties under the Manual and (ii) DRZ to comply with the securities laws to which it is subject;

     o notify the CCO or ACO promptly if you become aware of any part of any disclosure document, including Form ADV, which you believe may be, inaccurate, incomplete or out of date in any respect;

Violations of this Code of Conduct may warrant sanctions as appropriate, up to and including suspension or dismissal, at the discretion of management. In any situation where you are unsure about the application of this Code of Conduct or any of the policies contained in the Compliance Manual, you are encouraged to discuss the situation confidentially with the CCO, ACO or any officer of DRZ.

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                          DEPRINCE, RACE & ZOLLO, INC.

        MAINTENANCE OF CODE OF CONDUCT AND REGULATORY COMPLIANCE MANUAL

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GENERAL

Rule 206(4)-7 under the Investment Advisers Act of 1940 (the "Advisers Act") requires advisers to adopt and implement comprehensive compliance programs (See http://www.sec.gov/rules/final/ia-2204.htm). Similarly Rule 38a-1 under the Investment Company Act of 1940 requires that registered investment companies adopt and implement a compliance program.

These rules require the development internal compliance programs and the maintenance of a written set of policies and procedures designed to prevent violations of the Advisers Act and Investment Company Act of 1940. The policies and procedures must be reviewed no less frequently than annually to determine their overall adequacy and effectiveness. The following section addresses the requirements of maintaining a relevant compliance program in accordance with Rule 206(4)-7 and written Compliance Manual. The maintenance and enforcement of policies and procedures described in this Compliance Manual may also be considered by DRZ's investment company clients when reviewing their obligations under Rule 38a-1.

RISKS

In developing this policy and related procedures, DRZ considered the material risks associated with maintaining the Manual. This analysis includes risks such as:

     o    Written procedures are outdated and ineffective.

     o DRZ has a dominant person (or persons) that has the power to override controls to achieve personal gain.

     o Employees may not feel comfortable bringing a compliance matter to the attention of management.

     o Policies or procedures are not reflective of DRZ's current business practices, the nature of DRZ's cli- ents or investment strategies.

DRZ has established the following policies and procedures as an attempt to mitigate these risks:

POLICY

DRZ shall periodically review its Compliance Manual to ensure the adequacy of the policy and procedures contained therein. DRZ shall additionally periodically test the effectiveness of its policies and procedures as required by Rule 206(4)-7. All required changes to the Manual shall be overseen by DRZ's CCO.

PROCEDURES

     1. The CCO shall be responsible for coordinating the reviews (annually and on an as-needed basis) of DRZ's policies and procedures. Documentation of the reviews shall be kept in written format and made available to individuals as required by law. As a matter of policy, employees are prohibited from distributing internal reviews, reports or other documents meant for internal use only.


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     2.   DRZ has engaged ACA Compliance Group ("ACA"), a regulatory and compliance consulting firm, to assist it and its CCO on a periodic and on-going basis with regard to a variety of matters, including but not limited to assistance with: the annual review of its compliance program and this Manual, quarterly personal trading reviews, on-going marketing and advertising reviews, regulatory filings, on-site or telephonic participation during SEC inspections, review of Form ADV, and periodic and as-needed education of DRZ's employees with regard to various compliance matters.

     3. Any changes to the Manual shall be made by the CCO or a designee appointed by the CCO. All final changes shall be approved by the CCO.

     4. The CCO is designated with the full power to enforce the policies and procedures set forth in the Manual. The CCO shall report any known material violations of the Manual to DRZ's Board of Di- rectors.

     5. All questions regarding the Manual shall be directed to the CCO or ACOs.

RESPONSIBILITY

The CCO is responsible for the implementation of the policies and procedures described in this Manual.
DRZ's Board of Directors is responsible for overseeing the CCO's activities.

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                          DEPRINCE, RACE & ZOLLO, INC.

                                 CODE OF ETHICS

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I.  INTRODUCTION

The policies in this Code of Ethics reflect DePrince, Race & Zollo, Inc.'s ("DRZ") assumption and expectation of loyalty to the interests of DRZ and its clients on the part of each of DRZ's access person. All of DRZ's employees are considered access persons for purposes of this Code of Ethics. In the course of their service to DRZ, access persons must be under no influence which may cause them to serve their own or someone else's interests rather than those of DRZ or its clients.

DRZ's policies reflect its desire to detect and prevent not only situations involving actual or potential conflict of interests, but also those situations involving only an appearance of conflict or of unethical conduct. DRZ's business is one dependent upon public confidence. The mere appearance of possibility of doubtful loyalty is as important to avoid as actual disloyalty itself. The appearance of impropriety could besmirch DRZ's name and damage its reputation to the detriment of all those with whom we do business.

The following policies and procedures have been designed and implemented to address personal trading of DRZ's employees, Rule 204A-1 under the Investment Advisers Act of 1940 as well as Rule 17j-1 under the Investment Company Act of 1940 ("Investment Company Act").

II. RISKS

In developing this policy and procedures, DRZ considered the material risks associated with administering the Code of Ethics. This analysis includes risks such as:

     o Employees being able to cherry pick clients' trades and systematically move profitable trades to a per- sonal account and let less profitable trades remain in clients' accounts.

     o Employees misallocating client trades to favor or disadvantage certain clients or groups of clients.

     o One or more employees engage in an excessive volume of personal trading (as determined by the CCO and senior management) that detracts from their ability to perform services for clients.

     o Employees taking advantage of their position by accepting excessive gifts or other gratuities (includ- ing access to IPO investments) from individuals seeking to do business with DRZ.

     o    Employees taking investment opportunities away from clients.

     o Employees improperly attempting to personally trade before client trades have been implemented.

     o The personal trading of employees does not comply with certain provisions of Rule 204A-1 under the Advisers Act and Rule 17j-1 of the Investment Company Act, as amended.

     o Employees attempting to obtain and use material non-public information or failing to appropriately report the receipt of such information to DRZ's compliance personnel.

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     o    Employees serving as trustees or as directors of outside
          organizations. (This could present a conflict in a number of ways, for example, if DRZ wants to recommend the organization for investment or if the organization is one of DRZ's service providers.)

     o Employees using firm property, including research, supplies, and equipment, for personal benefit.

DRZ has established the following guidelines as an attempt to mitigate these risks:

III. STATEMENT OF GENERAL PRINCIPLES

As a matter of policy, no access person shall engage in any act, practice or course of conduct that would violate the provisions of the Advisers Act or, with respect to those clients that are Investment Companies, Section 17(j) of the 1940 Act and Rule 17j-1 thereunder. At all times DRZ's access persons are required to place the financial interests of DRZ's clients before their own. Accordingly, private financial transactions by access persons of DRZ must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an access person's position of trust and responsibility. Further, access persons should not take inappropriate advantage of their positions with or on behalf of any client of DRZ.

Without limiting in any manner the fiduciary duty owed by access persons to the clients of DRZ or the provisions of this Code of Ethics, it should be noted that DRZ allows access persons to purchase or sell securities owned by the clients of DRZ in the open marketplace; provided, however, that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in this Code of Ethics. Such personal securities transactions should also be made in amounts consistent with the normal investment practice of the person involved. Not only does this policy encourage investment freedom and result in investment experience, but it also fosters a continuing personal interest in such investments by those responsible for the continuous supervision of the clients' portfolios. It is also evidence of confidence in the investments made. Nonetheless, DRZ's compliance personnel will monitor all employee personal trading of reportable securities to ensure that such trading complies with this Code of Ethics.

Access persons must exercise extreme care to ensure that prohibitions of this Code of Ethics are not violated when making personal investment decisions with respect to any security. Further, personal investing by an access person should be conducted in such a manner so as to eliminate the possibility that the access person's attention is diverted at the expense of attention that should be devoted to management of a client's portfolio.

Technical compliance with procedures, prohibitions and limitations of this Code of Ethics will not automatically insulate personal securities transactions which show a pattern of abuse by an access person from scrutiny. When considering personal investment activity, access persons should, at all times, ensure that they comply with their fiduciary duty to any client of DRZ.

IV. BACKGROUND

Section 17(j) of the 1940 Act, provides, among other things, that it is unlawful for any affiliated person of DRZ to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such affiliated person of any security held or to be acquired by a client, which is an investment company, in contravention of such rules and regulations as the SEC may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative. Pursuant to Section 17(j), the SEC has adopted Rule 17j-1 which states that it is unlawful for any affiliated person of DRZ in connection with the purchase or sale of a security held or to be acquired (as defined in the Rule) by a client:

     (i) to employ any device, scheme or artifice to defraud a client, which is an investment company;


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     (ii) to make to a client, which is an investment company, any untrue statement of a material fact or omit to state to a client a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

    (iii) to engage in any act, practice or course of business which operates or would operate as fraud or deceit upon a client, which is an investment company; or

     (iv) to engage in any manipulative practice with respect to a client, which is an investment company.

V. DEFINITIONS

For purposes of this Code of Ethics, the following definitions shall apply regardless if term is capitalized:

The term "access person" shall mean any director, officer or advisory person (as defined below) of DRZ.

     1. The term "advisory person" shall mean (i) every employee of DRZ (or of any company in a control relationship to DRZ) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined below) by a client, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (ii) every natural person in a control relationship to DRZ who obtains information concerning recommendations made to a client with regard to the purchase or sale of a security.

     2. The term "beneficial ownership" or "beneficial interest" shall mean a direct or indirect "pecuniary interest" (as defined in subparagraph
          (a) (2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph (a) (2) of Rule 16a-1 is complex, the term generally means the opportunity directly or indirectly to provide or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of: (i) ownership of securities by any of such person's immediate family members sharing the same household (including but not limited to: spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law); (ii) the person's partnership interest in the portfolio securities held by a general or limited partnership; (iii) the existence of certain performance-related fees (not simply an asset-based fee) received by such person as broker, dealer, investment adviser or manager to a securities account; (iv) the person's right to receive dividends from a security provided such right is separate or separable from the underlying securities; (v) the person's interest in securities held by a trust under certain circumstances; and (vi) the person's right to acquire securities through the exercise or conversion of a "derivative security" (which term excludes (a) a broad-based index option or future, (b) a right with an exercise or conversion privilege at a price that is not fixed, and (c) a security giving rise to the right to receive such other security only PRO RATA and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

     3. The term "control" shall mean the power to exercise a controlling influence over the management or policies of DRZ, unless such power is solely the result of an official position with DRZ, all as determined in accordance with Section 2 (a) (9) of the 1940 Act.

     4. The term "client" shall mean an entity (natural person, corporation, investment company or other legal structure having the power to enter into legal contracts), which has entered into a contract with DRZ to receive investment management services.

     5. The term "investment company" shall mean a management investment company registered as such under the 1940 Act and for which DRZ is the investment adviser or sub-adviser regardless of whether the investment company has entered into a contract for investment management services with DRZ.

     6. The term "investment personnel" shall mean all portfolio and co-portfolio managers of DRZ and other advisory persons who assist the portfolio and co-portfolio managers in making investment decisions for a client, including, but not limited to, analysts of DRZ.

     7. The term "material non-public information" with respect to an issuer shall mean information, not yet released to the public that would have a substantial likelihood of affecting a reasonable investor's decision to buy or sell any securities of such issuer.

     8. The term "purchase" shall include the writing of an option to purchase.

     9. The term "Performance Accounts" shall mean all clients of for which DRZ receives a performance- related fee and in which DRZ is deemed to have an indirect pecuniary interest because of the application of Rule 16a-1(a)(2)(ii)(C) under the Securities and Exchange Act of 1934, as amended, as required by Rule 17j-1 under the 1940 Act.

     10. The term "Chief Compliance Officer" or "CCO" shall mean the officer or employee designated to oversee DRZ's compliance program. The CCO shall oversee DRZ's process to receive and review reports of purchases and sales by access persons. The term "Alternate Compliance Officer" or "ACO" shall mean the employee of DRZ designated from time to time to receive and review reports of purchases and sales by the CCO, and who shall act in all respects in the manner prescribed herein for the CCO should the CCO be unavailable.

     11.  The term "sale" shall include the writing of an option to sell.

     12.  The term "security" shall have the meaning set forth in Section 2 (a)
          (36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies for which DRZ does not serve as the investment adviser or sub-adviser, securities issued by the United States government, short-term securities which are "government securities" within the meaning of Section 2 (a) (16) of the 1940 Act, bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may designated from time to time by DRZ.

     13. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     14. The term "significant remedial action" shall mean any action that has a material effect upon an access person, such as firing, suspending or demoting the access person, imposing a substantial fine or requiring the disgorging of profits.

VI. SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING ACTIVITIES

A. PROHIBITED ACTIVITIES

While the scope of actions which may violate the Statement of General Principles set forth above cannot be defined exactly, such actions would always include at least the following prohibited activities.

1. In general, preclearance requests from an ACCESS PERSON to, directly or indirectly, trade a security on the same day when DRZ is initiating the same position for client accounts will be denied. Example: DRZ does not own ABC security in any client portfolios. On January 15, DRZ decides to purchase ABC security for clients

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thereby prohibiting any employee to personally trade in ABC security on that day. If the targeted holding/block cannot be completed that day and runs the course of several days, employees will be prohibited from personally trading in that security for that entire period of time.

In addition, DRZ's compliance personnel shall conduct periodic post trade analysis of employees' personal trading to monitor for front running or other potential issues that may be contrary to the requirements this Code of Ethics.

2. ALL PERSONAL TRADES IN THE FOLLOWING TYPES OF SECURITIES MUST BE PRE-CLEARED BY THE CCO OR THE ACO PRIOR TO THEIR EXECUTION.

     a. Common stocks (excluding exchange-traded funds not held in DRZ's clients' portfolios);

     b. Any security of a public company for which a DRZ employee sits on the Board of Directors or in a similar position;

     c.   Initial Public Offerings ("IPOs"); and

     d. Private Placements (securities of private operating companies or passive interests in pooled investment vehicles)

Employees may use the Personal Trading Pre-Clearance Form annexed hereto as APPENDIX B. If the security transaction being sought for pre-clearance is an IPO or private placement, the employee may also complete the "Limited Offering & IPO Request and Reporting Form", annexed hereto as APPENDIX C. Once pre-clearance is granted, THE APPROVAL IS ONLY VALID FOR THE REMAINDER OF THE DAY. The CCO/ACO may disapprove of any proposed transaction, particularly if the transaction appears to pose a conflict of interest or otherwise appears improper.

3. No EMPLOYEE shall, directly or indirectly, communicate to any person who is not an employee any material non-public information relating to any client of DRZ or any issuer of any security owned by any client of DRZ, including, without limitation, the purchase or sale or considered purchase or sale of a security on behalf or any client of DRZ, except to the extent necessary to effectuate securities transactions on behalf of the client of DRZ;

4. No ACCESS PERSONS shall serve on the board of directors of any publicly traded or private company, absent prior written authorization and determination by the Board of Directors of DRZ that the board service would be consistent with the interests of clients. All ACCESS PERSONS are prohibited from accepting any service, employment, engagement, connection, association or affiliation in or with any enterprise, business of otherwise which is likely to materially interfere with the effective discharge of responsibilities to DRZ and its clients;

5. ACCESS PERSONS shall not, directly or indirectly, purchase any security sold in an initial public offering of an issuer without obtaining prior written approval from the CCO or ACO;

6. ACCESS PERSONS shall not, directly or indirectly, purchase any security issued pursuant to a private placement without obtaining prior written approval from the CCO or ACO. Investment personnel who have been authorized to acquire securities in a private placement must disclose such investment when they are involved in a client's subsequent consideration of an investment in the issuer.
 In such circumstances, the client's decision to purchase securities of the issuer must be independently reviewed by a DRZ portfolio manager or co-portfolio manager with no personal interest in the issuer. The review must be documented and attached to the pre-clearance form, unless the client waives, in writing, this internal review. Such waiver is required and must be signed by an authorized signer of the client.

7. INVESTMENT PERSONNEL shall not recommend any securities transaction on behalf of a client without having previously disclosed any beneficial ownership interest in such securities or the issuer thereof to the CCO or ACO including without limitation:

     a.   his or her beneficial ownership of any securities of such issuer;

     b.   any contemplated transaction by such person in such securities;

     c.   any position with such issuer or its affiliates; and

     d. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

8. No ACCESS PERSON may purchase or sell directly or indirectly, for his or her own account or any account in which he or she may have a beneficial interest, any security that is subject to a firm-wide restriction. The CCO may authorize exceptions to this policy subject on a case-by-case determination.

B. EXEMPT TRANSACTIONS AND CONDUCT

This Code of Ethics shall not be deemed to be violated by any of the following transactions:

1. Purchases or sales for an account over which the access person has no direct or indirect influence or control;

2. Purchases or sales which are non-volitional on the part of the access person;

3. Purchases which are part of an automatic dividend reinvestment plan;

4. Purchases made by exercising rights distributed by an issuer PRO-RATA to all holders of a class of its securities, to the extent such rights were acquired by the access person from the issuer, and sales of such rights so acquired;

5. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all of the securities of the same class;

6. Purchases or sales for which the access person has received prior written approval from the CCO/ACO.
Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code of Ethics and Section 17(j) of the 1940 Act and rules thereunder;

7. Purchases or sales made in good faith on behalf of a client. It is understood and disclosed to each client that DRZ may implement contemporaneous investment recommendations on behalf of one or more of the clients that may increase or decrease the price at which securities are purchased or sold for the clients; and

8. Purchases or sales in DRZ's profit sharing plans in which the CCO/ACO will monitor the investment patterns to detect behavior that is inconsistent with the provisions of this Code of Ethics.

VII. COMPLIANCE PROCEDURES

A. RECORDS OF SECURITIES TRANSACTIONS


Upon the written request of the CCO or ACO, access persons are required to direct their brokers to supply to DRZ timely duplicate copies of confirmations of all securities transactions and copies of periodic statements for all securities accounts in which the access person has a beneficial ownership interest. See APPENDIX G, annexed hereto, for a sample brokerage letter to be used for this purpose.

B. PERSONAL REPORTING REQUIREMENTS


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1. Each ACCESS PERSON shall submit to the CCO/ACO a report in the form annexed hereto as APPENDIX D or in similar form (such as a computer printout), which shall set forth at least the information described in subparagraph 2 of this
Section VII. B. The report shall reflect all reportable securities transactions during each quarterly period in which such access person has, or by reason of such transactions acquires or disposes of beneficial ownership of a security. Such report shall also describe any new brokerage accounts established during the quarter. This information may also be directly entered into the Personal Trading Control Center System ("PTCC").

2. Every report in the form of APPENDIX D, or in similar form, shall be provided to the CCO or ACO not later than thirty (30) days after the end of each calendar quarter in which the transaction(s) to which the report relates was effected and shall contain the following information:

     (1) the name of the account holder, the date of each transaction, the title and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and the principal amount of each security involved;

     (2) the nature of each transaction (i.e., purchases, sale or other type of acquisition or disposition);

     (3)  the price at which each transaction was effected;

     (4) the name of the broker, dealer or bank with or through whom each transaction was effected; and

     (5)  the date the access person submits the report.

PROVIDED, HOWEVER, if no transactions in any securities required to be reported were effected during a quarterly period by an access person such access person shall submit to the CCO/ACO a report on APPENDIX D, or similar form, within the time-frame specified above confirming that no reportable securities transaction were effected.

Alternatively, on a quarterly basis, access persons shall review and attest to the accuracy of information maintained by DRZ's electronic record keeping system, PTCC.

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EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT TRANSACTIONS BY MEMBERS OF THE
EMPLOYEE'S IMMEDIATE FAMILY INCLUDING SPOUSE, CHILDREN AND OTHER MEMBERS OF THE
 HOUSEHOLD IN ACCOUNTS OVER WHICH THE EMPLOYEE HAS BENEFICIAL OWNERSHIP, DIRECT
                   INFLUENCE, INDIRECT INFLUENCE OR CONTROL.
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C. DISCLOSURE OF PERSONAL HOLDINGS

1. Each ACCESS PERSON shall submit to the CCO/ACO a report with the information included in the form annexed hereto as APPENDIX E, an initial holdings report no later than 10 days after the person becomes an ACCESS PERSON, which contains the following information:

     (i) The title, number of shares and principal amount of each security in which the ACCESS PERSON had any direct or indirect beneficial ownership when the person became an ACCESS PERSON; and

     (ii) The name of any broker, dealer or bank with whom the ACCESS PERSON maintained an account in which any securities (including the securities which are exempted from the definition of securities in

          Section IV.14.) were held for the direct or indirect benefit of the ACCESS PERSON as of the date the person became an ACCESS PERSON.

2. Each ACCESS PERSON shall submit to the CCO/ACO a report with the information included in the form annexed hereto as APPENDIX F, an annual holdings report which contains the following information (with such information current as of a date no more than 30 days before the report is submitted):

     (i) The title, number of shares and principal amount of each security in which the ACCESS PERSON had any direct or indirect beneficial ownership; and

     (ii) The name of any broker, dealer or bank with whom the ACCESS PERSON maintained an account in which any securities (including the securities which are exempted from the definition of securities in
          Section IV.B.) were held for the direct or indirect benefit of the ACCESS PERSON.

Alternatively, on an annual basis the access person shall review and attest that all accounts and reportable securities holdings are properly reflected on DRZ's electronic record keeping system, PTCC.

D. REVIEW OF REPORTS

DRZ's personal security transaction policy is designed to not only ensure its technical compliance with Rule 204A-1, but also to mitigate any material conflicts of interest associated with employees' personal trading activities. Accordingly, DRZ will closely monitor employees' investment patterns to detect the following abuses:

     o    Frequent and/or short-term trades;

     o    Trading opposite of client trades; and

     o Front-Running client accounts, which is a practice generally understood to be employees attempting to benefit by personally trading ahead of clients.

This will be accomplished by the following procedures:

1. At the end of each calendar quarter, the CCO/ACO shall review all transactions by ACCESS PERSONS especially in securities which were purchased, sold, held or considered for purchase or sale by clients during the quarter.

2. The CCO/ACO shall compare all reported personal securities transaction with completed portfolio transactions of clients to determine whether any violations of this Code of Ethics may have occurred. The CCO/ACO shall also compare an ACCESS PERSON'S reported personal securities transactions with the holdings disclosed on the ACCESS PERSON'S quarterly holdings report. Before making any determination that a violation has been committed by any person, the CCO/ACO shall give such person an opportunity to supply additional explanatory material.

3. If the CCO/ACO determines that a material violation of this Code of Ethics has or may have occurred, he shall submit a written determination, together with the related report by the ACCESS PERSON and any additional explanatory material provided by the access person to DRZ's Board of Directors.

Frequent personal trading by employees is discouraged and may be questioned by the CCO, the employee's supervisor or a Co-CEO at any time, in their sole discretion.

E. ANNUAL CERTIFICATION OF COMPLIANCE

All ACCESS PERSONS shall certify annually that they (i) have read and understand this Code of Ethics and recognize that they are subject hereto, (ii) have complied with the requirements of this Code of Ethics and (iii) have disclosed or reported all personal securities transactions, holdings and accounts which are required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

F. JOINT PARTICIPATION

ACCESS PERSONS should be aware that a specific provision of the Investment Company Act prohibits such persons, in the absence of an order of the Commission, from effecting a transaction in which an investment company is a "joint or a joint and several participant" with such person. ACCESS PERSONS are prohibited from engaging in joint ventures or creating joint enterprises with an investment company whose assets are managed by DRZ. (1) Any transaction which suggests the possibility of a question in this area should be presented to the CCO for further review with legal counsel.

G. REPORTS TO MUTUAL FUNDS

No less frequently than annually, DRZ must furnish to the board of directors of any United States mutual fund client, a written report that

     a. Describes any issues arising under this Code of Ethics or procedures since the last report to the board, including, but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations; and

     b. Certifies that DRZ has adopted procedures reasonably necessary to prevent ACCESS PERSONS from violating the Code of Ethics.

A copy of this Code of Ethics shall be submitted to the board of each mutual fund, prior to DRZ commencing operations as fund advisor or sub-advisor, for review and approval. Thereafter, all material changes to this Code of Ethics shall be submitted to each mutual fund board for review and approval not later than (6) months following the date of implementation of such material change.

VIII. SANCTIONS

Any violation of this Code of Ethics shall result in the imposition of such sanctions as DRZ may deem appropriate under the circumstances, which may include, but are not limited to, removal, suspension of demotion from office, imposition of a fine, a letter of censure, suspension or permanent termination of personal trading privileges and/or restitution to the affected client of an amount equal to the net advantage the offending person shall have gained by reason of such violation.

The sanction of disgorgement of any profits realized may be imposed for violation of the prohibition against ACCESS PERSONS, directly or indirectly, executing a personal securities transaction on a day during which a client has a completed or pending initial "buy" order. Additionally, in the event DRZ's post trade analysis finds that personal trading is not in compliance with this Code of Ethics, the same or similar sanctions shall be applicable.

IX. RECORDKEEPING REQUIREMENTS

DRZ shall maintain and preserve in an easily accessible place:

     a. A copy of the Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years;


--------------
(1) See Section 17d and Rule 17d-1 under the Investment Company Act of 1940.

     b. A record of any violation of this Code of Ethics and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

     c. A copy of each report (or computer printout) submitted under this Code of Ethics for a period of five years, those reports submitted during the previous two years must be maintained and pre- served in an easily accessible place; and

     d. A list of all persons who are, or within the past five years were, required to make reports pursuant to this Code of Ethics.

     e. The names of each person who is serving or who has served as CCO or ACO within the past five years.

     f. A copy of each report made by DRZ to any mutual fund with respect to this Code of Ethics must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

     g. A record of any decision, and the reasons supporting the decision, to approve the acquisition by ACCESS PERSONS of initial public offerings or private placements, for at least five years after the end of the fiscal year in which the approval is granted.

X. GIFTS AND ENTERTAINMENT

EMPLOYEES' RECEIPT OF BUSINESS RELATED MEALS, TICKETS TO SPORTING EVENTS, OTHER ENTERTAINMENT AND TRIPS -Employees may attend business related meals, sporting events, other entertainment events or trips at the expense of a giver, provided that the expense is reasonable, not lavish or extravagant in nature. If the event is highly publicized such that the tickets may be selling in excess of their face value, the employee must consider the mark-up for the reporting requirements. Any single event with a value in excess of $250 to one person must be reported to the CCO on the Gifts/Entertainment form at Appendix A.

EMPLOYEES' RECEIPT OF BUSINESS RELATED GIFTS - Employees must report to the CCO their receipt of business related gifts over $250 to by completing Appendix A. Reasonable business related gifts received on behalf of the Company shall not require reporting. Examples of reasonable gifts include holiday gift baskets and lunches brought to DRZ's offices by service providers.

DRZ'S BUSINESS RELATED GIFT AND ENTERTAINMENT GIVING POLICY -- In the normal course of business, DRZ may provide gifts and entertainment to various individuals or entities such as clients, vendors, consultants, and service providers so long as they do not appear lavish or excessive. Employees must report to the CCO all gifts or entertainment in excess of $250 provided to one client representative (individually in a group setting) by completing Appendix A.

GIFTS GIVEN TO TAFT-HARTLEY FUNDS - Employees are reminded that notwithstanding this policy, since DRZ manages Taft-Hartley funds, any gratuity provided by DRZ to labor unions or union representatives that have an "interest" in the Taft-Hartley fund (including the members covered by the Taft-Hartley fund) in excess of $250 per fiscal year are required to be reported on Appendix A and Department Labor Form LM-10 within 90 days following the end of DRZ's fiscal year. Accordingly, DRZ will monitor all gratuities as discussed and make the appropriate filings on DOL Form LM-10 when applicable.

The Department of Labor has issued further guidance on the filing of Form LM-10 through its website (WWW.DOL.GOV).

ERISA AND PUBLIC ENTITY/GOVERNMENT RELATED ACCOUNTS - Employees are reminded that notwithstanding this policy, because DRZ manages accounts subject to the Employee Retirement Investment Securities Act ("ERISA") as well as state and local government retirement accounts, gratuities received or provided of any amount may be subject to differing limits or simply prohibited. Any proposed gratuity including meals, entertainment, gifts or any other item of economic value which suggests the possibility of a question in this area should be presented to the CCO for further review.

All expenses paid by DRZ must be reported to the DRZ's Chief Financial Officer ("CFO"). The CFO will make all accounting records available to the CCO or ACO. The CCO and ACO shall be responsible for monitoring all reportable entertainment and gifts.

XI. MISCELLANEOUS

  A. CONFIDENTIALITY

All information obtained from any access person hereunder shall be kept in strict confidence by DRZ, except that reports of securities transactions hereunder will be made available to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

  B. NOTICE TO ACCESS PERSONS

DRZ shall provide all access persons with a copy of this Code of Ethics. The Code of Ethics and a complete copy of DRZ's Compliance Manual shall be made available on the shared network drive available to all employees. All ACCESS PERSONS are required to provide DRZ with a signed acknowledgement form indicating that they have received a copy and agree to comply with all provisions of this Code of Ethics.

  C. EXCEPTIONS

The CCO reserves the right to decide, on a case by case basis, exceptions to any provisions under this Code of Ethics. Any exceptions made hereunder will be maintained in writing by the CCO.

  D. FURTHER INFORMATION

If any person has any question with regard to the applicability of the provisions of this Code of Ethics generally or with regard to any securities transaction or transactions, he or she should consult the CCO or ACO.

                          DEPRINCE, RACE & ZOLLO, INC.

                             INSIDER TRADING POLICY

--------------------------------------------------------------------------------

GENERAL

Section 204A of the Investment Advisers Act of 1940 ("Advisers Act") requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, DRZ has instituted procedures to prevent the misuse of nonpublic information.

Although "insider trading" is not defined in securities laws, it is generally described as trading either personally or on behalf of others on the basis of material non-public information or communicating material non-public information to others for the purpose of personal benefit in violation of one's fiduciary duty to an employer, client or more broadly in violation of the law.

RISKS

In developing this policy and procedures, DRZ considered the firm's exposure to the possibility of receiving material non-public information and acting on such information. This analysis includes risks such as:

     o An employee engages in various personal trading practices that wrongly make use of material non- public information resulting in harm to clients or unjust enrichment to the employee (These practices include trading ahead of clients and passing non-public information on to spouses and other persons over whose accounts the employee has control. )

     o DRZ's investment personnel receive material non-public information and do not immediately inform DRZ's compliance department. As a result trading in the name is not properly restricted or monitored.

     o An employee passes along material non-public information to others with no expectation of immediate and direct monetary benefit but with intention to benefit later through other means. Such intentions also violate applicable prohibitions on insider trading.

     o    Employees are not aware of what constitutes inside information.

DRZ has established the following guidelines as an attempt to mitigate these risks.

WHOM DOES THE POLICY COVER?

This policy covers all of DRZ's employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the employee is an officer, director or 10% or greater stockholder and a partnership of which the employee is a partner unless the employee has no direct or indirect control over the partnership.

Each of the entities covered by this Policy forbids any employee from trading, either for his or her personal account or on behalf of others (including mutual funds and private accounts managed by DRZ), while in possession of material nonpublic information, or communicating material nonpublic information to others in violation of the law. This prohibited conduct is often referred to as "insider trading."

     o The Policy extends to each employee's activities within and outside their duties at DRZ. Each em- ployee must read and retain this statement.

     o Failure to comply with these procedures may cause an employee to be subject to disciplinary action, even if the Insider Trading and Securities Fraud Enforcement Act of 1988 or other securities law pro-visions have not been found specifically to have been violated.

WHAT IS INSIDER TRADING?

The Policy recognizes that the term "insider trading" (i) is not defined in the federal securities laws, and (ii) generally is used to refer to trading while in possession of material nonpublic information (whether or not one is an "insider") and/or to communications of material nonpublic information to others. The law in this area is not static, but is generally understood to prohibit, among other things:

     1. trading by an insider while in possession of material nonpublic information;

     2. trading by a non-insider while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated;


     3. trading while in possession of material nonpublic information concerning a tender offer (as detailed in Rule 14e-3 under the Securities Exchange Act of 1934); and

     4. wrongfully communicating, or "tipping," material nonpublic information to others.

THE INSIDER CONCEPT

As a general guide for employees, components of what amounts to "insider trading" are defined below:

The concept of "insider" is broad. It includes officers, directors, trustees, and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of those organizations. In addition, DRZ may become a temporary insider of a company for which it provides investment advice. According to the U.S. Supreme Court, for someone to be considered a temporary insider or insider by the company, the company must expect the outsider to keep the nonpublic information that has been disclosed to the outsider confidential AND the relationship must at least imply such a duty before the outsider will be considered an insider.

WHAT INFORMATION IS MATERIAL?

Trading on information is not a basis for liability unless the information is material. Information generally is considered "material" if:

     o there is a substantial likelihood that a reasonable investor would consider the information important in making an investment decision; or

     o the information is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to: dividend changes, earn- ings estimates not previously disseminated, material changes in previously-released earnings esti- mates, significant merger or acquisition proposals or agreements, major litigation, liquidation prob- lems, and extraordinary management developments.

          Material information does not have to relate to a company's business. For example, in CARPENTER V. UNITED STATES, 484 U.S. 19 (1987), the U.S. Supreme Court considered material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the newspaper and whether or not those reports would be favorable.

WHAT INFORMATION IS NON-PUBLIC?

Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, on Bloomberg or in other publications of general circulation ordinarily would be considered public. Further, in certain circumstances, information disseminated to certain segments of the investment community may be deemed "public;" for example, research communicated through institutional information dissemination services such as First Call. (However, the fact that research has been disseminated through such a service does not automatically mean that it is public.) The amount of time since the information was first disseminated ordinarily is a factor regarding whether the information is considered public. Non-public information does not change to public information solely by selective dissemination. Examples of the ways in which non-public information might be transmitted include, but are not limited to:

     o    In person;

     o    In writing;

     o    By telephone;

     o    During a presentation;

     o    By email, instant messaging, or Bloomberg messaging;

     o    By text message or through Twitter; or

     o    On a social networking site such as Facebook or LinkedIn.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Non-public Information. Employees should consult with the CCO if there is any question as to whether material information is non-public.

BASIS FOR LIABILITY

Described below are circumstances under which a person or entity (including an investment adviser and its employees) may be deemed to have traded on inside information, and prohibitions applicable, in particular to investment advisers.


     o FIDUCIARY DUTY THEORY. In 1980, the U.S. Supreme Court found that there is no general duty to disclose before trading on material nonpublic information, but that such a duty arises where there is a fiduciary relationship between the parties to the transaction; in such case, one party has a right to expect that the other party will not disclose any material nonpublic information and will refrain from trading. CHIARELLA V. UNITED STATES, 445 U.S. 22 (1980).

          Insiders such as employees of an issuer are ordinarily considered to have a fiduciary duty to the issuer and its shareholders. In DIRKS V. SEC, 463 U.S. 646 (1983), the U.S. Supreme Court stated alternative theories by which such fiduciary duties are imposed on non-insiders: they can enter into a confidential relationship with the company as, among other things, attorneys and accountants ("temporary insiders," as described above), or they can acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider or temporary insider who has violated his or her fiduciary duty to the company's shareholders.

          In the "tippee" situation, a breach of duty occurs only if the insider or temporary insider personal- ly benefits, directly or indirectly, from the disclosure. The benefit does not have to be of a finan- cial nature, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

     o MISAPPROPRIATION THEORY. Another basis for insider trading liability is the "misappropriation theo- ry. " Under this theory, liability is established when trading occurs based on material nonpublic information that was stolen or misappropriated from another person. In United States v. O'Hagan (1977), the U. S. Supreme Court upheld this theory of liability in a case involving an attorney who traded on information learned from his law firm about an impending takeover of one of the firm's clients. As this case illustrates, the misappropriation theory can be used to reach an individual who knowingly trades on the basis of confidential information obtained from the individual's em- ployer or the employer's agents even though there in no fiduciary relationship between the parties in question.

PENALTIES FOR INSIDER TRADING

Penalties for insider trading are severe both for the individuals involved as well as for their employers. A person can be subject to some or all of the penalties listed below, even if he or she does not personally benefit from the violation. Penalties may include:

     o    Jail sentences oCivil injunctions

     o    Civil treble damages

     o    Disgorgement of profits

     o Criminal fines of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

     o Fines for the employer or other controlling person of up to the greater of $1.0 million or three times the amount of the profit gained or loss avoided.

In addition, investment advisers and broker-dealers may be subject to substantial monetary penalties for a failure to supervise, if their personnel engage in insider trading. In connection with this violation, the SEC or other regulatory authority must establish that the firm either:

     o "knew or recklessly disregarded" evidence that an officer, employee or other "controlled person" was likely to engage in insider trading and failed to take appropriate steps to prevent it; or

     o knowingly or recklessly failed to establish written policies and procedures designed to prevent insider trading, and such failures substantially contributed to or permitted the occurrence of the violation.

In this regard, Section 204A of the Advisers Act requires investment advisers to (a) establish, and (b) enforce written supervisory procedures "reasonably designed" (taking into account the nature of the investment adviser's business) to prevent trading on material nonpublic information by the adviser and its employees. Unless both (a) and (b) are complied with, the adviser may be subject to monetary penalties.

Thus, in addition to any of the penalties noted above, any violation of these policies or procedures should be expected to result in serious sanctions by DRZ, which may include: censure, suspension without pay, and termination of employment.

DRZ PROCEDURES TO PREVENT INSIDER TRADING

The following procedures have been established to aid in the prevention of insider trading. Every employee must follow these procedures or risk sanctions, including: dismissal, substantial personal liability and criminal penalties.

A.QUESTIONS TO ASK

Prior to trading for yourself or others, including advisory client accounts managed by DRZ, in the securities of a company about which you may have material non-public information, ask yourself the following questions:

     o Is this information that an investor would consider important in making an investment decision? Is this information that would affect the market price of the securities if generally disclosed?

     o To whom has this information been provided? Has it been effectively communicated to the marketplace?

B.ACTION REQUIRED

If you are at all uncertain as to whether any information you have is "inside information," you must:

     o Immediately report the matter to DRZ's CCO/ACO. If the CCO/ACO believes that the information is in fact material non-public information, the CCO shall immediately communicate with DRZ's portfolio managers to ensure that trading in the specific name is restricted.

     o    Refrain from purchasing or selling the securities; and

     o Not communicate the information inside or outside DRZ, other than as set forth directly above.

After the employee and appropriate officer of DRZ have reviewed the issue the CCO will determine whether any additional measures should be taken. DRZ may consult with outside counsel to the extent appropriate.
The employee will be instructed to halt all trading in the security until the CCO has determined that information is no longer material and/or has been communicated to the general public .

C.ANNUAL CERTIFICATION

All employees of DRZ are required to certify annually that he or she has read and understood DRZ's Insider Trading Policies and Procedures and recognize too that he or she is subject to them. Further, each DRZ employee is required to certify annually, in writing, that he or she has complied with all of the requirements of these policies and procedures. See APPENDIX L for an example of an annual certification form.

D.RUMORS

Creating or passing false rumors with the intent to manipulate securities prices or markets may violate the anti-fraud provisions of Federal Securities Laws. Such conduct is contradictory to DRZ's Code of Ethics, as well as the DRZ's expectations regarding appropriate behavior of its employees. Employees are prohibited from knowingly circulating false rumors or sensational information that might reasonably be expected to affect market conditions for one or more securities, sectors, or markets, or improperly influencing any person or entity.

This policy is not intended to discourage or prohibit appropriate communications between employees of DRZ and other market participants and trading counterparties. Employees should consult with the CCO regarding questions about the appropriateness of any communications.

QUESTIONS OR CONCERNS

Any questions or concerns regarding DRZ's Insider Trading Policies and Procedures should be directed to DRZ's CCO, DRZ's Chairman or Co-CEOs.

                          DEPRINCE, RACE & ZOLLO, INC.

          POLITICAL AND CHARITABLE CONTRIBUTIONS, AND PUBLIC POSITIONS

--------------------------------------------------------------------------------

ISSUE

Individuals may have important personal reasons for seeking public office, supporting candidates for public office, or making charitable contributions. However, such activities could pose risks to an investment adviser. For example, federal and state "pay-to-play" laws have the potential to significantly limit an adviser's ability to manage assets and provide other services to government-related clients or investors.

Rule 206(4)-5 (the "Pay-to-Play Rule") limits political contributions to state and local government officials, candidates, and political parties by:

     o    Registered investment advisers;

     o Advisers with fewer than fifteen clients that would be required to register with the SEC but for the "private advisor" exemption provided by Section 203(b)(3) of the Advisers Act;

     o Firms that solicit clients or investors on behalf of the types of advisers described above; and

     o    "Covered associates" (as defined below) of the entities listed above.

The Pay-to-Play Rule defines "contributions" broadly to include gifts, loans, the payment of debts, and the provision of any other thing of value. Rule 206(4)-5 also includes a provision that prohibits any indirect action that would be prohibited if the same action was done directly.

RESTRICTIONS ON THE RECEIPT OF ADVISORY FEES

The Pay-to-Play Rule prohibits the receipt of compensation from a government entity for advisory services for TWO YEARS following a contribution to any official of that "government entity".(2) This prohibition also applies to "covered associates" of the adviser.

A "covered associate" of an adviser is defined to include:

     o Any general partner, managing member or executive officer, or other individual with a similar status or function;

     o Any employee that solicits a government entity for the adviser, as well as any direct or indirect supervisor of that employee; and

     o Any political action committee controlled by the adviser or by any person that meets the definition of a "covered associate. "


----------
(2) A government entity means any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision, (ii) a pool of assets sponsored or established by the state or political subdivision or agency, (iii) a plan or program of a government entity; and (iv) officers, agents or employees of the state or political subdivision or agency.

Contributions of deminimus amounts are permitted. Specifically, contributions of $150 per election or $350 per election if the contributor is eligible to vote in the election are permitted. An exception is also available for otherwise prohibited contributions that are returned, so long as the contribution in question is less than $350, is discovered within four months of being given, and is returned within 60 days of being discovered. The exception for returned contributions is available no more than twice per calendar year for advisers with 50 or fewer employees. Advisers with more than 50 employees can rely on this exception three times per calendar year. However, an adviser cannot rely on the exception for returned contributions more than once for any particular employee, irrespective of the amount of time that passes between returned contributions. Exceptions must be solicited in writing and sent to the appropriate office within the SEC.

The restrictions on contributions and payments imposed by Rule 206(4)-5 can apply to the activities of individuals for the two years before they became covered associates of an investment adviser. However, for covered associates who are not involved in soliciting clients or investors, the look-back period is six months instead of two years.

RESTRICTIONS ON PAYMENTS FOR THE SOLICITATION OF CLIENTS OR INVESTORS

The Pay-to-Play Rule prohibits the compensation of any person to solicit a government entity unless the solicitor is an officer or employee of the adviser, or unless the recipient of the compensation (i.e., solicitation fee) is another registered investment adviser or a registered broker/dealer.

However, a registered investment adviser will be ineligible to receive compensation for soliciting government entities if the adviser or its covered associates made, coordinated, or solicited contributions or payments to the government entity during the prior two years.(3)

RESTRICTIONS ON THE COORDINATION OR SOLICITATION OF CONTRIBUTIONS

The Pay-to-Play Rule prohibits an adviser and its covered associates from coordinating or soliciting any contribution or payment to an official of the government entity, or a related local or state political party where the adviser is providing or seeking to provide investment advisory services to the government entity.

RECORDKEEPING OBLIGATIONS

The Advisers Act imposes recordkeeping requirements on registered investment advisers that have any clients or investors in private funds that fall within Rule 206(4)-5's definition of a "government entity." Among other things, advisers with "government entity" clients or investors must keep records showing political contributions by "covered associates" and a listing of all "government entity" clients and investors.

GUIDANCE REGARDING BONA-FIDE CHARITABLE CONTRIBUTIONS

Charitable donations to legitimate not-for-profit organizations, even at the request of an official of a government entity, do not implicate Rule 206(4)-5.

APPLICABILITY OF RULE 206(4)-5 TO DIFFERENT TYPES OF ADVISORY PRODUCTS AND SERVICES BEING OFFERED

The Pay-to-Play Rule applies equally to:

     o Advisers that provide advisory services to a government entity (including, among other things, through the management of a separate account or through an investment in a pooled private fund); and


----------
(3) Similar prohibitions are expected on broker/dealers pursuant to upcoming FINRA lawmaking.

     o Advisers that manage a registered investment company (such as a mutual fund) that is an investment option of a plan or program of a government entity.

RISKS

In developing this policy and procedures, DRZ considered the material risks associated with employees' political contributions. This analysis includes risks such as:

     o Employees make political contributions that limit DRZ's ability to attract or retain government-related Clients or Investors;

     o DRZ hires or promotes an individual into a role that meets the definition of a "covered associate" without considering the individual's past political contributions;

     o DRZ inadvertently violates "pay-to-play" regulations, or other applicable laws, because it is unaware of employees' political contributions, or of any solicitation or coordination of political contributions by others;

     o DRZ or its employees make charitable contributions that pose actual or apparent conflicts of interest;

     o Employees hold public offices that pose actual or apparent conflicts of interest.

POLITICAL CONTRIBUTIONS POLICY

Political contributions by DRZ or employees to politically connected individuals or entities with the intention of influencing such individuals or entities for business purposes are strictly prohibited.

If an employee or any affiliated entity is considering making a political contribution to any state or local government entity, official, candidate, political party, or political action committee, the potential contributor must seek pre-clearance from the CCO and may use the attached POLITICAL CONTRIBUTION PRE-CLEARANCE form. The CCO will consider whether the proposed contribution is consistent with restrictions imposed by Rule 206(4)-5, and to the extent practicable, the CCO will seek to protect the confidentiality of all information regarding each proposed contribution.

The CCO will meet with any individuals who are expected to become "covered associates" to discuss their past political contributions. The review will address the prior six months for potential covered associates who will have no involvement in the solicitation of clients or investors; contributions for all other potential covered associates will be reviewed for the past two years. The CCO will prepare a memorandum documenting the discussion's scope and findings, which will be signed by the CCO and by the individual in question and will be retained by the CCO.

Employees may make contributions to national political candidates, parties, or action committees without seeking pre-clearance as long as the recipient is not otherwise associated with a state or local political office. However, employees must use good judgment in connection with all contributions and should consult with the CCO if there is any actual or apparent question about the propriety of a potential contribution.

Any political contribution by DRZ, rather than its employees, must be pre-cleared by the CCO or DRZ's Co-CEO and President, irrespective of the proposed amount or recipient of the contribution. The CCO will maintain a chronological list of contributions in accordance with the requirements of the Pay-to-Play Rule, as well as a list of all clients and investors that meet the definition of a "government entity" for purposes of Rule 206(4)-5.

The ACO is responsible for reviewing the CCO's political contribution activities.

CHARITABLE DONATIONS POLICY

Donations by DRZ or employees to charities with the intention of influencing such charities to become clients or investors are strictly prohibited. Employees should notify the CCO about any actual or apparent conflict of interest in connection with any charitable contribution, or about any contribution that could give an appearance of impropriety.

PUBLIC OFFICE POLICY

Employees must obtain written pre-approval from the CCO prior to running for any public office. Employees may not hold a public office if it presents any actual or apparent conflict of interest with DRZ's business activities.

                          OUTSIDE BUSINESS ACTIVITIES

--------------------------------------------------------------------------------

BACKGROUND

Outside business activities and affiliations may cause a conflict of interests between DRZ and the employee or more importantly between the employee and a client. Conflicts between an employee and a client are generally assumed extrapolate a conflict between DRZ and the client. As a matter of policy DRZ attempts to avoid conflicts with clients or even the appearance conflicts.

The following policies and procedures are designed to allow DRZ to review, understand, address and/or appropriately disclose any actual or potential conflicts of interests associated with employees' business activities outside of DRZ.

RISKS

In developing these policies and procedures, DRZ considered the risks posed by service with outside organizations, including potential conflicts of interest and access to Material Non-Public Information.

                            POLICIES AND PROCEDURES

OUTSIDE BUSINESS ACTIVITIES

Employees are prohibited from engaging in outside activities without the prior written approval of the CCO. Approval will be granted on a case-by-case basis, subject to careful consideration of potential conflicts of interest, disclosure obligations, and any other relevant regulatory issues. Employees may use the attached form REQUEST FOR APPROVAL OF OUTSIDE BUSINESS ACTIVITIES to seek approval for outside business activities. The CCO will use the PTCC system to track Employees' participation in outside business activities.

No Employee utilize property of DRZ, or utilize the services of DRZ or its Employees, for his or her personal benefit or the benefit of another person or entity, without approval of senior management. For this purpose, "property" means both tangible and intangible property, including funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property, proprietary processes, and ideas for new research or services.

An Employee may not participate in any business opportunity that comes to his or her attention as a result of his or her association with DRZ and in which he or she knows that DRZ's clients might be expected to participate or have an interest, without first:

     o    Disclosing in writing all necessary facts to the CCO; and

     o    Obtaining written authorization to participate from the CCO.

Any personal or family interest in any service providers associated with DRZ's business activities or transactions must be immediately disclosed to the CCO. For example, if a transaction by DRZ may benefit that Employee or a family member, either directly or indirectly, then the Employee must immediately disclose this possibility to the CCO. Employees may use the attached MISCELLANEOUS REPORTING FORM to inform the CCO of any such issues.

No Employee may borrow from or become indebted to any person, business or company having business dealings or a relationship with DRZ, except with respect to customary personal loans (such as home mortgage loans, automobile loans, and lines of credit), unless the arrangement is disclosed in writing and receives prior approval from senior management. Senior management will review all such requests with the CCO prior to granting approval. Approvals will be granted on a case-by-case basis and should consider all relevant facts. No Employee may use DRZ's name, position in a particular market, or goodwill to receive any benefit on loan transactions without the prior express written consent of senior management.

An Employee who is granted approval to engage in an outside business activity must not transmit Material Non-Public Information between DRZ and the outside entity. If participation in the outside business activity results in the Employee's receipt of Material Non-Public Information that could reasonably be viewed as relevant to DRZ's business activities, the Employee must discuss the scope and nature of the information flow with the CCO. Similarly, if an Employee receives approval to engage in an outside business activity and subsequently becomes aware of a material conflict of interest that was not disclosed when the approval was granted, the conflict must be promptly brought to the attention of the CCO.

FORM ADV PART 2B

Outside business activities involving any investment related business that may create a material conflict of interest with clients must be disclosed in Form ADV Part 2A as well as part of the employee's ADV Part 2B, Other Business Activities section. For purposes of this policy and procedures "investment related business" is defined as any for-profit business related to providing investment advice on securities or activity which may result in economic benefit to the employee due to sales of investment related products or services. In addition, other activities that do not relate to investment activities but represent more than 10 percent of the employee's time and income must be disclosed on the employees' Form ADV Part 2B.

ATTACHMENT -- REQUEST FOR APPROVAL OF OUTSIDE BUSINESS ACTIVITIES

Name and address of organization: ______________________________________________

Organization's primary business purpose: _______________________________________

Is the organization a publicly traded company? _________________________________

If yes, list the stock symbol: _________________________________________________

Describe your anticipated role with the organization: __________________________

Describe any compensation you will receive: ____________________________________

Describe any known relationships between DRZ and the organization in question, or any conflict(s) of interest you perceive regarding the outside business activity:

List any Employees of DRZ who you know to be officers or directors of the organization:

________________________________________________________________________________


If approval is granted, I agree to:

     o Promptly notify the CCO or an ACO of any change in the above information;

     o Seek approval to retain my position if a private organization offers securities to the public or if a not-for-profit organization ceases to maintain its not-for-profit status;

     o Adhere to the Insider Trading policies and procedures of DRZ and the organization, and not transfer any material Non-public information between DRZ and the organization; and

     o Avoid involvement in any arrangement between DRZ and the entity and/or recuse myself of voting on such matters related to outside business activity.

____________________________________                             _______________
Signature                                                        Date

____________________________________
Print Name

Approval Granted by / Denied by: _______________________________________________


____________________________________                             _______________
Signature                                                        Date

____________________________________
Print Name

                  ATTACHMENT -- OUTSIDE BUSINESS ACTIVITY LOG


----------------------------------------------------------------------------------------------------------------------
                                           APPROVAL                                COMMENTS
EMPLOYEE NAME      REQUESTED ACTIVITY      GRANTED?      DATE      (INCLUDING APPLICABLE CONFLICTS OF INTEREST
                                           (Y OR N)                         AND ANY MITIGATING FACTORS)
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

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